Merck Announces Acquisition of Cubist December 8, 2014 MERCK Be Well

Forward-Looking Statement This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding the timing and closing of the tender offer and the merger transactions, the ability of Merck to complete the transactions considering the various closing conditions, and any assumptions underlying any of the foregoing. These statements are based upon the current beliefs and expectations of Merck’s management and are subject to significant risks and uncertainties. There can be no guarantees with respect to pipeline products that the products will receive the necessary regulatory approvals or that they will prove to be commercially successful. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements. Risks and uncertainties include but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; Merck’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of Merck’s patents and other protections for innovative products; the exposure to litigation, including patent litigation, and/or regulatory actions; timing of the tender offer and merger; uncertainties as to how many Cubist stockholders will tender shares in the tender offer; the possibility that competing offer may be made; the possibility that various closing conditions to transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transactions; or that a material adverse effect occurs with respect to Cubist. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2013 Annual Report on Form 10-K and the company’s other filings with the SEC available at the SEC’s Internet site (www.sec.gov). 2 MERCK Be Well

Important Information about the Tender Offer The tender offer for the outstanding shares of Cubist has not yet commenced. This presentation is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Merck and Merger Sub will file with the Securities and Exchange Commission (“SEC”). At the time the planned tender offer is commenced, a tender offer statement on Schedule TO will be filed by Merck and Merger Sub with the SEC and Cubist will file a solicitation/recommendation statement on Schedule 14D-9, with respect to the tender offer. The tender offer materials (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that holders of shares of Cubist common stock are urged to read carefully when they become available, as each may be amended or supplemented from time to time, and because they will contain important information that holders of shares of Cubist common stock should consider before making any decision regarding tendering their shares. The tender offer materials will be made available to Cubist’s stockholders at no expense to them. In addition, all of those materials (and other tender offer documents filed with the SEC) will be made available at no charge on the SEC’s website at www.sec.gov. Additional copies of the tender offer materials may be obtained at no charge by contacting Merck at 2000 Galloping Hill Road, Kenilworth, NJ, 07033 or by phoning (908) 740-4000. In addition, Merck and Cubist file annual, quarterly and current reports and other information with the SEC. You many read and copy any reports or other information filed by Merck or Cubist at the SEC public reference room at 100 F Street, N.E., Washington, D.C., 20549. For further information on the SEC public reference room, please call 1-800-SEC-0330. Merck’s and Cubist’s filings with the SEC are also available to the public from commercial document-retrieval services and at the SEC’s website at www.sec.gov. 3 MERCK Be Well

Merck Announces the Acquisition of Cubist Merck launched its global strategic initiative to sharpen Commercial and R&D focus in 2013 Initiative highlighted Hospital Acute Care as a core area of focus Represents a unique leadership and growth opportunity for Merck Segment has favorable market dynamics, significant unmet medical need, and opportunities to improve patient care Acquisition of Cubist aligns with Merck’s strategic initiative Strengthens Merck’s Hospital Acute Care portfolio, commercial position, and Acute Care operating model and capabilities 4 MERCK Be Well

What are the key transaction details? Cash tender offer at $102 per Cubist share, 35% premium to average stock price for most recent 5 trading days Transaction value of approximately $9.5 billion Deal Terms Strategic Rationale Complements Merck’s leadership position in Hospital Acute Care market Strong portfolio and commercial fit 4 commercial products; with late stage pipeline Timing Expected to close during 1Q 2015 Conditioned on Hart-Scott-Rodino / anti-trust and other approvals Financing Committed financing in place Favorable market conditions expected to provide attractive funding rates Financial Impact Strong fundamental value creation Neutral to EPS1 in 2015 and significantly Accretive to EPS1 in 2016+ Expected to be Accretive to Merck’s Sales and Earnings growth 1 Non-GAAP EPS Financing Strong balance sheet and favorable rates environment drive attractive funding rates 5 MERCK Be Well

Merck Identified Hospital Acute Care as a Core Area of Focus Total deaths from diabetes are projected to increase by 50% in the next 10 years Antibiotic-resistant bacteria infects over 2 million Americans annually, resulting in 23,000 deaths DIABETES Cervical cancer is the second most common cancer in women worldwide VACCINES Every year, 8 million people die from cancer worldwide ONCOLOGY Source: CDC / WHO HOSPITAL ACUTE CARE 6 MERCK Be Well

Hospital Acute Care is an Area of Significant Unmet Need Hospitals: Central Hub for Healthcare Delivery Around the World $60B market; growing 2x faster than overall pharma market (6.6% CAGR)1 25% of overall healthcare spend1 40%—50% of all healthcare providers are linked to hospitals for delivery of care2 Growing Medical Demand and High Unmet Need Antimicrobial resistance is a global public health crisis Resistance will continue to increase due to AB overuse/misuse, limited options, and global spread Critical need for new drugs that overcome resistance mechanisms (especially those associated with Gram-negative pathogens) Targeting Areas of Highest Unmet Need, Customer Priorities, and Cost Burden ICU: Single largest cost burden for hospitals (15% of total expenses)3 Surgery: Single largest revenue and profit driver (50%) for hospitals4 ER/Discharge: Influences choice of care (discharge, ward, prescription) Hematology: Major unmet need coupled with high rates of mortality 1 Source: Evaluate Pharma. 2 Source: WHO. 3 Source: Critical care medicine in the United States. NA Helpern, Stephen M. Pastures MD. Crit Care, Med. 2010; 38: 65-71 , ICU Study, L Russell, Global Institute for Health 2012. 4 Source: Achieving Operating Room Efficiency through Process Integration, McKesson Information Solutions and the Healthcare Financial Management Association 2013. AB = antibiotic 7 MERCK Be Well

Merck has a Strong Hospital Acute Care Foundation Today Merck portfolio of Hospital Acute Care products has annual sales >$2 billion Key products include: Antibiotics (INVANZ, PRIMAXIN) Antifungals (NOXAFIL, CANCIDAS) BRIDION Well-positioned longer term with several Phase 3 pipeline opportunities 1 YTD sales growth through September 30; excludes impacts from foreign exchange. $0.0 $2.0 $1.0 2013 2014 2014 YTD Merck Sales Growth1 >10% Hospital Acute Care has an efficient customer base and positive momentum from regulatory and reimbursement trends. $ billions 8 MERCK Be Well

Acquisition Aligns with Merck’s Strategic Focus TAs where payers will pay for innovation Acute Care Market – Strong willingness to pay for innovation that improves outcomes and lowers costs Merck’s Strategic Focus Platform for growth Antibiotic-resistant bacteria infects over 2 million Americans annually; increasing proportions of resistant strains Priority markets with greatest opportunity Focus on medicines that impact our top 10 markets, which account for ~70% of our revenue1 Global customers Focus on medicines that address the needs of our major customers, where our top 50 customers account for ~50% of our revenue11 Global Human Health 9 MERCK Be Well

Merck Sees Significant Value in the Acquisition of Cubist Market Leader in Treatment of Gram-positive and Gram-negative Infections Biopharmaceutical company focused on the research, commercialization, and production of compounds for acute care treatment 5 commercial / near-term commercial products Late stage pipeline with breadth in anti-infectives ZERBAXA (ceftolozane/tazobactam) for cUTI / cIAI NDA submitted April 21, 2014 (PDUFA: Dec 21, 2014) Company also submitted an MAA in August 2014, with a decision from EMA expected in 2H 2015 Complementary portfolio in acute care Gram-negative Gram-positive Attractive near-term commercial opportunity * * Currently under regulatory review (US/EU) 10 Once-A-Day CUBICIN (daptomycin for injection) SIVERXTRO (tedizolid phosphate)200 mg ZERBAXA ceftolozane/tazobactam for injection MERCK Be Well

# Cubist Has A Broad Hospital Acute Care Portfolio

| Product | Description |
| --- | --- |
| **CUBICIN**<br>**SIVEXTRO** | • Gram-positive therapies with MRSA coverage<br>• MRSA Competitive Dynamics:<br>- ~45 million PDOT (US/EU)[1]<br>- Vancomycin effectiveness expected to continue to decline |
| **ZERBAXA** | • IV antibiotic for certain Gram-negative infections<br>• Competitive Dynamics:<br>- 80% more PDOT (US/EU) than MRSA market[1]<br>- Globally, majority of ICU infections are due to gram-negative bacteria |
| **DIFICID**<br>**surotomycin** | • Therapies for C. Difficile associated diarrhea (CDAD)<br>• Competitive Dynamics:[2]<br>- One of top CDC urgent threats (high mortality, cost, and readmissions)<br>- 250K people hospitalized annually in US with C. Difficile infection, resulting in $1B excess medical costs |
| **ENTEREG** | • Mu-opioid receptor antagonist for improving recovery time post bowel surgery<br>• Competitive Dynamics:<br>- Surgery is largest profit pool for hospitals with an intense focus on quality metrics[3] |

[1] Source: 2012 IMS / AMR US/EU hospital data; [2] Source: CDC; [3] Source: Achieving Operating Room Efficiency through Process Integration, *McKesson Information Solutions and the Healthcare Financial Management Association 2013.*

PDOT = patient days of therapy

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# CUBICIN is a Blockbuster in the Anti-Infective Market

**CUBICIN US market share**
**(12 months ending August 2014)**


13.2%
12.8%
13.0%
2012
2013
2014

**US Market share**
**(Rolling 3 months ending August 2014)**


Semisynthetics/Synerod® 3.1%
Teflaro® 2.3%
Zyvox® Oral 2.9%
Tygacil® 1.9%
Zyvox®IV 3.2%
Vancomycin 72.6%
Cubicin® 13.5%

**Cubist's US CUBICIN Revenue ~$1B***

*Please note: Market shares reflect recent addition of a vancomycin NOC previously not reported by the data vendor.*
Data through: August 2014
Source: CUBION®: ICS - CUBICIN Gross vials converted to days of therapy; WKH - Competitor Non-Retail grams converted to days of therapy
Defined market includes: Semi-Synthetics (Nafcillin and Oxacillin); SYNEROD®; TYGAOL®; IiVOX ORAL®; IiVOX I.V.®;VIBTIV®;CUBION; and Vancomycin.
CUBICIN is not approved for use in all of the indications captured within this market

* Trailing 12 months, as reported

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# Merck + Cubist: A Compelling Combination for Customers

| Merck | Cubist |
|---|---|
| **Complements position in Antibiotics / Antifungals** *High Growth Segment, Favorable Reimbursement* | |
| INVANZ (IV, Gram Negative)<br>PRIMAXIN/TIENAM (IV, Broad Spectrum)<br>NOXAFIL & CANCIDAS (Antifungals)<br>Relebactam/MK-7655 (IV, Gram Negative) | CUBICIN (IV, MRSA)<br>SIVEXTRO (IV/Oral, MRSA)<br>ZERBAXA* (IV, Gram Negative) |
| **Building strength in C. difficile infections** | |
| Prevention of Recurrence<br>MK-3415a (IV mAb) | Treatment<br>DIFICID (Oral); Surotomycin (Oral Ph III) |
| **Building strength and capabilities in surgery and post-operative care** | |
| BRIDION | GI Surgery<br>ENTEREG (US) |

**Cubist strengthens Merck's Hospital Acute Care Pipeline and Portfolio**

* Currently under regulatory review (US/EU)

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# Merck's Hospital Acute Care Global Footprint and Capabilities:
## *Add Size, Scale, and ex-US reach to Cubist's Sales Portfolio*


Europe and Canada
Merck Headcount: ~300
Cubist: Building
EEMEA
[Merck Headcount: ~280
Cubist: No footprint
China
Merck Headcount: ~700
Cubist: No footprint
United States
Merck Headcount: ~225
Cubist: ~225
Japan
Merck Headcount: ~50
Cubist: No footprint
Latin America
Merck Headcount: ~250
Cubist: No footprint
Asia Pacific
Merck Headcount: ~350
Cubist: No footprint

**Leveraging the Best of the Best: Acute Care Operating Model and Capabilities**

- Key Account Management
- Local Medical Affairs / Data Generation
- Formulary Access and Patient Protocols / Pathways
- Policy and Market Access

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# Merck + Cubist Combined Hospital Acute Care Portfolio:
## *Addressing Key Areas of Unmet Need and Cost Burden*

| | ICU | Surgery | ER/Discharge | Hematology |
|---|---|---|---|---|
| In-Market | CANCIDAS<br>PRIMAXIN / TIENAM<br>DIFICID | BRIDION<br>ESMERON<br>ENTEREG | INVANZ<br>CUBICIN (Japan)<br>CUBICIN[1]<br>SIVEXTRO<br>DIFICID | CANCIDAS<br>NOXAFIL |
| Phase 3 | MK-3415a *(c. difficile)*<br>ZERBAXA[3] *(cUTI / cIAI)*<br>surotomycin *(c. difficile)*<br>ZERBAXA *(HABP/VABP)* | BRIDION[2] (US)<br>bevenopran *(OIC)* | MK-3415a *(c. difficile)*<br>ZERBAXA[3] *(cUTI / cIAI)*<br>SIVEXTRO *(HABP / VABP)*<br>surotomycin *(c. difficile)*<br>ZERBAXA *(HABP/VABP)* | letermovir *(CMV prophylaxis)* |
| Phase 2 | relebactam MK-7655 | | | relebactam MK-7655 |

Merck Cubist

[1] Distributed Ex-US through partners.
[2] NDA resubmission accepted Nov. 2014.
[3] Filed - PDUFA December 21, 2014; MAA submitted EU Aug. 2014.

MERCK
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Financing Strategy and Expected Capital Structure at Close Expected to close during 1Q 2015 Committed acquisition financing in-place Financing to consist of a combination of available cash and new debt ~$9.5 billion of new short-term and long-term debt to be issued Favorable market conditions provide attractive funding rates Strong cash flow generation Strong Fundamental Value Creation: Return on Capital in excess of Merck’s hurdle rate within four years of closing Should add more than $1 billion of revenue to Merck’s 2015 base with strong growth potential Neutral to EPS1 in 2015 and significantly Accretive to EPS1 in 2016 and beyond Expected to be Accretive to Merck’s Sales and Earnings growth Transaction and capital structure strategy designed to remain consistent with current credit rating 1 Non-GAAP 16 MERCK Be Well

Merck + Cubist: Well-Positioned to Drive Growth Within the Hospital Acute Care Market Strengthens Merck’s Hospital Acute Care portfolio, commercial position, and Acute Care operating model & capabilities Merck’s product portfolio provides a strong foundation on which to build Cubist’s attractive in-line and pipeline products address key areas of need and cost burden Companies have a shared commitment to making a difference in Acute Care Leverages Cubist’s Commercial and R&D infrastructure and talent Strong synergies with both in-line and pipeline assets Global presence enables far-reaching commercial strategy to maximize the value of the combined portfolio Acquisition is part of the inorganic growth strategy for Merck, which combines pipeline enhancements with deals that provide near-term accretion 17 MERCK Be Well